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                                                                   Exhibit 99.6


PROXY                         ATRIA SOFTWARE, INC.                         PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        SPECIAL MEETING OF STOCKHOLDERS
                                AUGUST 23, 1996

  The undersigned stockholder(s) of Atria Software, Inc. ("Atria"), a Massachusetts corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Prospectus/Joint Proxy Statement, each dated July 26, 1996, and hereby appoints Paul H. Levine, Elliot M. Katzman and W. Geoffrey Stein, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Atria to be held on August 23, 1996 at 12 noon, local time, at the offices of Testa, Hurwitz & Thibeault, LLP, located at High Street Tower, 125 High Street, Boston, Massachusetts 02110 and at any adjournments thereof, and to vote all shares of Common Stock of Atria which the undersigned is entitled to vote on the matters set forth below:

  1. TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF JUNE 6, 1996 (THE "AGREEMENT"), AMONG PURE SOFTWARE INC. ("PURE"), ATRIA AND CST ACQUISITION CORPORATION, A WHOLLY-OWNED SUBSIDIARY OF PURE ("MERGER SUB") PURSUANT TO WHICH, AMONG OTHER MATTERS, (I) MERGER SUB WILL BE MERGED WITH AND INTO ATRIA AND (II) EACH SHARE OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF ATRIA WILL BE CONVERTED INTO THE RIGHT TO RECEIVE, AND BECOME EXCHANGEABLE FOR, 1.544615 SHARES OF COMMON STOCK $.0001 PAR VALUE PER SHARE, OF PURE.

                   [_] FOR      [_] AGAINST      [_] ABSTAIN

  2. TO TRANSACT SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS OF THE SPECIAL MEETING.

                 (Continued and to be signed, on reverse side)

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                          (Continued from other side)

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.
                                               -------------------------------
                                                   Typed or Printed Name(s)
                                               -------------------------------
                                                          Signature
                                               -------------------------------
                                                          Signature
                                               -------------------------------
                                                     Title, if applicable

                                               Dated:                    , 1996
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                                               This Proxy should be marked,
                                               dated, signed by the Stockhold-
                                               er(s) exactly as his or her
                                               name appears hereon and re-
                                               turned promptly in the enclosed
                                               envelope. Persons signing in a
                                               fiduciary capacity should so
                                               indicate. If shares are held by
                                               joint tenants or as community
                                               property, both should sign.